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                                                                    Exhibit 23.2




CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Meritage Hospitality Group Inc.
Grand Rapids, Michigan

     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated January 10, 1997, relating to the financial statements of Wendy's of West Michigan Limited Partnership, which is contained in that Prospectus.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.

BDO SEIDMAN, LLP

/s/ BDO Seidman, LLP

Grand Rapids, Michigan
August 8, 1997